Exhibit 99

Burger King Worldwide Reports Second Quarter 2013 Results

Adjusted Diluted EPS Grows by 20% driven by positive comparable sales, 125 net new restaurant openings, and strong execution towards a fully-franchised business model

MIAMI – July 31, 2013 – Burger King Worldwide, Inc. (NYSE: BKW) today reported financial results for the second quarter ended June 30, 2013.

BKW Chief Executive Officer, Daniel Schwartz commented, “Strength in EMEA and APAC helped drive a return to positive comparable sales in the second quarter. We continued to accelerate international growth with 125 net restaurant openings, primarily in China, Turkey, Russia and Brazil, which could not have been possible without the solid execution of our experienced joint venture and master franchisee partners on the ground. Additionally, we successfully refranchised 305 restaurants, nearly completing our transformation to a fully-franchised business model. This model is designed to efficiently leverage the strength of the BURGER KING® brand while maximizing value for franchisees and shareholders. We believe that our proven strategy, world-class employees and high-performance culture will allow us to continue to generate sustainable, long-term growth.”

Second Quarter 2013 Highlights:

•	Global comparable sales increased 0.6% and system-wide sales increased 2.8% in constant currency

•	Adjusted Diluted EPS increased 20.4% to $0.21

•	Adjusted EBITDA increased 2.7% on an organic basis to $162.5 million

•	Adjusted EBITDA margin increased 2,640bps to 58.4% driven by 305 net refranchisings

•	Net restaurant growth of 125, a 78.6% increase from the prior year

•	Announced a cash dividend of $0.06 per share for the third quarter

Consolidated Financial Highlights:

	Results		Variance
	Three Months Ended June 30,		$	%
	2013	2012	Favorable / (Unfavorable)
	($ in millions, except per share data)
System-wide Comparable Sales Growth[1]	0.6%	4.4%
System-wide Sales Growth[1]	2.8%	6.4%
Net Restaurant Growth	125	70	55	78.6%
Adjusted EBITDA[2]	$162.5	$172.9	($10.4)	(6.0)%
Adjusted EBITDA Margin[2]	58.4%	32.0%	nm	26.4%
Year-over-Year Organic Adjusted EBITDA Growth[2]	2.7%	19.0%
Adjusted Net Income[2]	$74.4	$61.3	$13.1	21.4%
Adjusted Diluted Earnings Per Share[2]	$0.21	$0.17	$0.04	20.4%
Net Income	$62.9	$48.2	$14.7	30.5%
Diluted Earnings Per Share	$0.18	$0.14	$0.04	29.4%

(1)	System-wide comparable sales growth and system-wide sales growth are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants.

(2)	Adjusted EBITDA, Adjusted EBITDA Margin, Organic Adjusted EBITDA Growth, Adjusted Net Income and Adjusted Diluted Earnings Per Share are non-GAAP financial measures. Please refer to “Non-GAAP Reconciliations” for further detail.

Key Performance Indicators:

	Three Months Ended June 30,
	2013	2012
System Comparable Sales Growth
U.S. & Canada	(0.5%)	4.4%
EMEA	2.9%	3.3%
LAC	(2.2%)	10.5%
APAC	3.9%	2.1%

Total	0.6%	4.4%

System Net Restaurant Growth
U.S. & Canada	(31)	(19)
EMEA	71	45
LAC	26	27
APAC	59	17

Total	125	70

System Ending Restaurant Count
U.S. & Canada	7,417	7,469
EMEA	3,210	2,961
LAC	1,424	1,255
APAC	1,075	919

Total	13,126	12,604

Global comparable sales increased 0.6% in the second quarter, a sequential improvement from a (1.4%) decline in the first quarter. This was driven by positive comparable sales growth in Europe, Middle East and Africa (“EMEA”) and Asia Pacific (“APAC”), partially offset by negative comparable sales growth in the U.S. and Canada and Latin America and the Caribbean (“LAC”). System-wide sales growth of 2.8% was attributable to 522 net restaurant openings for the trailing twelve month period (“TTM”) as well as positive comparable sales growth in EMEA and APAC. The majority of second quarter net restaurant growth occurred in China, Turkey, Russia and Brazil where we have strong joint venture and master franchisee partners to help build our new restaurant pipeline.

Reported revenues of $278.3 million declined (48.5%) from the prior year as we continue our global refranchising initiative. Excluding the impact of refranchising and currency movements, revenue increased 1.2% year-over-year, improving sequentially from a (2.1%) organic decline in the first quarter. The second quarter improvement was due to net restaurant growth and positive comparable sales growth in EMEA and APAC.

Adjusted EBITDA of $162.5 million grew 2.7% from the prior year on an organic basis, excluding the impact of refranchising and currency movements. On a reported basis, Adjusted EBITDA margins expanded to 58.4% from 32.0% in the prior year. This was largely due to the global refranchising of company-owned restaurants and disciplined cost management that resulted in a $5.0 million year-over-year decrease in management general and administrative expenses.

Adjusted Net Income and Adjusted Diluted EPS increased 21.4% and 20.4%, respectively, compared to the prior year, primarily due to lower depreciation expense as a result of our global refranchising initiative and lower interest costs as a result of last year’s refinancing.

Operational and Segment Highlights

U.S. and Canada comparable sales growth declined (0.5%) in the quarter due to a challenging macroeconomic environment, heightened competitive activity and a strong prior year comparison as we lapped the largest expansion of menu items in the brand’s history. Value-focused promotions, particularly the $1.29 WHOPPER JR® and 50-cent cone specials, along with limited time premium offerings, such as the Summer BBQ menu, helped drive traffic in the quarter. As part of our global refranchising strategy, we refranchised 94 company-owned restaurants in Canada, thus achieving our target business model in the region. Lastly, we remain on track to have 40% of U.S. and Canada system units upgraded to a modern image by 2015. We are encouraged that franchisees continue to sign up to complete remodels, reflecting the attractive sales uplifts that they have experienced from the initiative.

EMEA continued to perform well in the second quarter with comparable sales up 2.9%, the tenth consecutive quarter of comparable sales growth in the region. This was driven by our “Trial Weeks” value promotion and Steakhouse Gold premium burger offering in Germany and by strong performance in the underpenetrated Russian market. Spain and the UK proved resilient against challenging macroeconomic headwinds partly due to couponing initiatives in Spain and the “King of the Day” promotion in the UK. EMEA system-wide sales growth of 7.1% reflects the impact of 249 TTM net new restaurant openings in the region, primarily in Russia and Turkey.

LAC comparable sales declined (2.2%) in the second quarter primarily due to relatively flat sales in Brazil and underperformance in Puerto Rico and Mexico. Comparable sales in Brazil were relatively flat due to a challenging prior year comparison and protests that prompted temporary store closures. In Puerto Rico, value promotions such as the “$2 Sandwich” and “$3.99 Daily Deal” partially offset competitive pressures. Finally, in Mexico, while comparable sales growth struggled, we have begun to realign the menu and promotional strategy to drive traffic in the second half. With the previously-announced sale of our Mexican company-owned restaurants, we successfully completed our refranchising initiative in LAC. LAC system-wide sales growth of 5.3% reflects the positive impact of 169 TTM net new restaurant openings.

APAC continued its strong performance with comparable sales increasing 3.9%. This was partly due to the successful “Stunner” and “Penny Pincher” promotions in Australia, which continues to perform exceptionally well. APAC system-wide sales growth was 7.4% as a result of 156 TTM net new restaurant openings. The majority of new restaurant growth occurred in China where we recently made significant updates to our menu offering and promotional strategy to improve competitiveness in the market. We were also excited to announce our expansion into Pakistan, the world’s sixth most populous country, with the signing of a 5-year master franchise and development agreement.

Following the refranchising of 305 restaurants during the quarter, we are on track to complete our global refranchising initiative by year-end 2013. We continue to believe that a fully-franchised model allows us to focus on leveraging our global brand to improve the profitability of the Burger King system globally.

Cash and Liquidity

As of quarter end, total debt was $3.0 billion and net debt was $2.4 billion. The net debt to TTM Adjusted EBITDA ratio of 3.7x remained consistent with the prior quarter.

On July 30, 2013, the company’s Board of Directors approved a dividend of $0.06 per share for the third quarter. The dividend is payable on August 30, 2013, to shareholders of record at the close of business on August 15, 2013. Future dividends will be determined at the discretion of the Board of Directors.

Investor Conference Call

The company will host an investor conference call and webcast at 8:30 a.m. Eastern Time, Wednesday, July 31, 2013, to review financial results for the quarter ended June 30, 2013. The earnings call will be broadcast live via the company’s investor relations website at http://investor.bk.com and a replay will be available for 15 days following the release. The dial-in number is (877) 317-6776 for U.S. callers and (412) 317-6776 for international callers.

Contacts

Investors

Sami Siddiqui, Investor Relations

(305) 378-7696; investor@whopper.com

Media

Bryson Thornton, Global Communications

(305) 378-7277; mediainquiries@whopper.com

About Burger King Worldwide

Founded in 1954, BURGER KING® (NYSE: BKW) is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 13,000 locations serving more than 11 million guests daily in 89 countries and territories worldwide. Approximately 99 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. To learn more about Burger King Worldwide, please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include (1) statements about the Company’s expectations and belief regarding its ability to successfully leverage the strength of the BURGER KING® brand while maximizing value for franchisees and shareholders; (2) its expectations and belief regarding its ability continue to generate sustainable long-term growth; (3) its expectations and belief about its ability to upgrade 40% of U.S. and Canada system units to a modern image by 2015; (4) its expectations and belief regarding its ability to realign the menu in the Mexico market and drive traffic in the second half of 2013; (5) its expectations and belief about the benefits of a fully-franchised business model and the ability of this model to improve the profitability of the BURGER KING® system globally; and (6) its expectations and belief regarding its ability to complete its refranchising initiative by the end of 2013. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K,and include the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy; risks related to global economic or other business conditions that may affect the desire or ability of customers to purchase the Company’s products; risks related to the financial strength of the Company’s franchisees; risks related to the Company’s substantial indebtedness; risks related to the Company’s ability to compete domestically and internationally in an intensely competitive industry; and risks related to the effectiveness of the Company’s marketing and advertising programs. In addition, the Company’s expectations regarding the benefits of a fully-franchised business model are subject to a number of risks, such as its limited influence over franchisees and reliance on franchisees to implement major initiatives, limited ability to facilitate changes in restaurant ownership, limitations on enforcement of franchise obligations due to bankruptcy or insolvency proceedings and inability or unwillingness of franchisees to participate in the Company’s strategic initiatives.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2013	2012	$	%
	(In millions, except per share data)
Revenues:
Company restaurant revenues	$52.7	$345.9	$(293.2)	(84.8)%
Franchise and property revenues	225.6	194.9	30.7	15.8%

Total revenues	278.3	540.8	(262.5)	(48.5)%
Company restaurant expenses:
Food, paper and product costs	16.8	115.0	(98.2)	(85.4)%
Payroll and employee benefits	16.7	100.2	(83.5)	(83.3)%
Occupancy and other operating costs	13.1	90.5	(77.4)	(85.5)%

Total Company restaurant expenses	46.6	305.7	(259.1)	(84.8)%
Franchise and property expenses	36.7	28.5	8.2	28.8%
Selling, general and administrative expenses	61.5	95.8	(34.3)	(35.8)%
Other operating expenses (income), net	0.3	(17.1)	17.4	(101.8)%

Total operating costs and expenses	145.1	412.9	(267.8)	(64.9)%

Income from operations	133.2	127.9	5.3	4.1%
Interest expense, net	50.0	57.2	(7.2)	(12.6)%
Loss on early extinguishment of debt	—	7.7	(7.7)	(100.0)%

Income before income taxes	83.2	63.0	20.2	32.1%
Income tax expense	20.3	14.8	5.5	37.2%

Net income	$62.9	$48.2	$14.7	30.5%

Earnings per share:
Basic	$0.18	$0.14	$0.04	30.2%

Diluted	$0.18	$0.14	$0.04	29.4%

Weighted average shares outstanding
Basic	350.9	350.0	0.9	0.3%

Diluted	357.7	354.6	3.1	0.9%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Six Months Ended
	June 30,		Increase / (Decrease)
	2013	2012	$	%
	(In millions, except per share data)
Revenues:
Company restaurant revenues	$173.8	$742.1	$(568.3)	(76.6)%
Franchise and property revenues	432.2	368.6	63.6	17.3%

Total revenues	606.0	1,110.7	(504.7)	(45.4)%
Company restaurant expenses:
Food, paper and product costs	55.3	245.0	(189.7)	(77.4)%
Payroll and employee benefits	54.2	219.7	(165.5)	(75.3)%
Occupancy and other operating costs	45.2	195.0	(149.8)	(76.8)%

Total company restaurant expenses	154.7	659.7	(505.0)	(76.5)%
Franchise and property expenses	73.0	52.3	20.7	39.6%
Selling, general and administrative expenses	128.2	190.8	(62.6)	(32.8)%
Other operating expenses (income), net	14.5	(4.1)	18.6	(453.7)%

Total operating costs and expenses	370.4	898.7	(528.3)	(58.8)%

Income from operations	235.6	212.0	23.6	11.1%
Interest expense, net	99.1	116.3	(17.2)	(14.8)%
Loss on early extinguishment of debt	—	11.2	(11.2)	(100.0)%

Income before income taxes	136.5	84.5	52.0	61.5%
Income tax expense	37.8	22.0	15.8	71.8%

Net income	$98.7	$62.5	$36.2	57.9%

Earnings per share:
Basic	$0.28	$0.18	$0.10	57.2%

Diluted	$0.28	$0.18	$0.10	55.7%

Weighted average shares outstanding
Basic	350.7	349.1	1.6	0.5%

Diluted	357.4	352.5	5.0	1.4%

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions, except share data)

	As of
	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$654.1	$546.7
Trade and notes receivable, net	171.7	179.0
Prepaids and other current assets, net	100.3	91.3
Deferred income taxes, net	41.1	73.5

Total current assets	967.2	890.5

Property and equipment, net of accumulated depreciation of $162.5 million and $200.8 million, respectively	818.1	885.2
Intangible assets, net	2,774.3	2,811.2
Goodwill	619.5	619.2
Net investment in property leased to franchisees	171.4	180.4
Other assets, net	313.0	177.5

Total assets	$5,663.5	$5,564.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$41.5	$68.7
Accrued advertising	97.8	66.5
Other accrued liabilities	159.5	206.8
Current portion of long term debt and capital leases	68.5	55.8

Total current liabilities	367.3	397.8

Term debt, net of current portion	2,895.3	2,905.1
Capital leases, net of current portion	80.8	88.4
Other liabilities, net	343.2	382.4
Deferred income taxes, net	661.3	615.3

Total liabilities	4,347.9	4,389.0

Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 2,000,000,000 shares authorized; 351,125,159 shares issued and outstanding at June 30, 2013; 350,238,771 shares issued and outstanding at December 31, 2012	3.5	3.5
Additional paid-in capital	1,219.8	1,205.7
Retained earnings	136.2	76.1
Accumulated other comprehensive loss	(43.9)	(110.3)

Total stockholders’ equity	1,315.6	1,175.0

Total liabilities and stockholders’ equity	$5,663.5	$5,564.0

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net income	$98.7	$62.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32.6	67.4
Loss on early extinguishment of debt	—	11.2
Amortization of deferred financing costs and debt issuance discount	27.5	29.4
Equity in net loss from unconsolidated affiliates	6.8	1.8
Loss (gain) on remeasurement of foreign denominated transactions	3.0	(3.6)
Amortization of defined benefit pension and postretirement items	(0.7)	(0.9)
Realized loss on terminated caps/swaps	2.8	0.9
Net gains on refranchisings and dispositions of assets	(2.1)	(2.7)
Bad debt expense, net of recoveries	2.2	1.5
Share-based compensation	4.8	7.6
Deferred income taxes	22.2	8.0
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Trade and notes receivable	0.7	(4.2)
Prepaids and other current assets	0.7	(35.1)
Accounts and drafts payable	(19.8)	(15.8)
Accrued advertising	0.2	(45.4)
Other accrued liabilities	(35.7)	(47.1)
Other long-term assets and liabilities	(13.7)	1.4

Net cash provided by operating activities	130.2	36.9

Cash flows from investing activities:
Payments for property and equipment	(8.6)	(13.8)
Proceeds from refranchisings, disposition of asset and restaurant closures	48.6	36.5
Payments for acquired franchisee operations, net of cash acquired	(11.9)	(15.3)
Return of investment on direct financing leases	8.1	6.6

Net cash provided by investing activities	36.2	14.0

Cash flows from financing activities:
Repayments of term debt and capital leases	(25.3)	(19.0)
Extinguishment of debt	—	(105.9)
Proceeds from stock option exercises	2.5	—
Excess tax benefits from share-based compensation	3.5	—
Dividends paid on common stock	(38.6)	—

Net cash used for financing activities	(57.9)	(124.9)

Effect of exchange rates on cash and cash equivalents	(1.1)	(7.3)
Increase (decrease) in cash and cash equivalents	107.4	(81.3)
Cash and cash equivalents at beginning of period	546.7	459.0

Cash and cash equivalents at end of period	$654.1	$377.7

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Key Business Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System sales growth refers to the change in sales at all company-owned and franchise restaurants in one period from the same period in the prior year. Comparable sales growth refers to the change in restaurant sales in one period from the same prior year period for restaurants that have been open for thirteen months or longer. Company-owned restaurants refranchised during a quarterly period are included with franchise restaurants for the purpose of calculating comparable sales growth for the quarter. Comparable sales and sales growth are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating current year results at prior year exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements (“FX Impact”).

Franchise sales represent sales at all franchise restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Net refranchisings refer to sales of company-owned restaurants to franchisees, net of acquisitions of franchise restaurants by us.

Consolidated BKW

	Three Months Ended June 30,
Key Business Metrics	2013	2012
Systemwide sales growth	2.8%	6.4%
Franchise sales	$4,060.9	$3,636.3
Comparable sales growth
Company	1.2%	5.1%
Franchise	0.6%	4.3%
System	0.6%	4.4%
Net Restaurant Growth (NRG)
Company	(3)	(3)
Franchise	128	73
System	125	70
Net Refranchisings	305	464
Restaurant counts at period end
Company	74	818
Franchise	13,052	11,786
System	13,126	12,604
CRM %	11.6%	11.6%

FX Impact	Favorable / (Unfavorable)
Consolidated revenues	$0.6	$(17.3)
Consolidated CRM	(0.1)	(1.4)
Consolidated SG&A	(0.3)	2.6
Consolidated income from operations	1.1	(4.5)
Consolidated net income (loss)	1.1	(3.4)
Consolidated adjusted EBITDA	0.6	(4.9)

U.S. & Canada

	Three Months Ended
	June 30,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	(0.1)%	3.9%
Franchise sales	$2,264.8	$2,052.3
Comparable sales growth
Company	1.1%	4.5%
Franchise	(0.5)%	4.4%
System	(0.5)%	4.4%
NRG
Company	(3)	(2)
Franchise	(28)	(17)
System	(31)	(19)
Net Refranchisings	94	386
Restaurant counts at period end
Company	52	546
Franchise	7,365	6,923
System	7,417	7,469

	Three Months Ended		Variance
	June 30,		Favorable/ (Unfavorable)
	2013	2012
Company:
Company restaurant revenues	$26.2	$242.4	$(216.2)
CRM	2.4	29.3	(26.9)
CRM %	9.2%	12.1%	(2.9)%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	33.3%	33.7%	0.4%
Payroll and benefits	30.4%	29.9%	(0.5)%
Depreciation and amortization	5.4%	5.5%	0.1%
Other occupancy and operating	21.7%	18.8%	(2.9)%

Franchise:
Franchise and property revenues	$137.9	$115.3	$22.6
Franchise and property expenses	29.0	21.7	(7.3)
Segment SG&A	9.9	14.8	4.9
Segment depreciation and amortization	10.1	21.3	11.2
Segment income	111.5	129.4	(17.9)
Segment margin	67.9%	36.2%	31.7%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$(0.3)	$(1.6)
Segment CRM	(0.1)	(0.2)
Segment income	(0.1)	(0.1)

EMEA

	Three Months Ended
	June 30,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	7.1%	12.7%
Franchise sales	$1,068.6	$935.1
Comparable sales growth
Company	1.4%	6.2%
Franchise	2.9%	3.1%
System	2.9%	3.3%
NRG
Company	—	—
Franchise	71	45
System	71	45
Net Refranchisings	113	56
Restaurant counts at period end
Company	19	134
Franchise	3,191	2,827
System	3,210	2,961

	Three Months Ended		Variance
	June 30,		Favorable/ (Unfavorable)
	2013	2012
Company:
Company restaurant revenues	$25.8	$67.6	$(41.8)
CRM	3.7	7.3	(3.6)
CRM %	14.3%	10.8%	3.5%
Company restaurant expenses as a % of Company restaurant revenue:
Food and paper	30.4%	30.3%	(0.1)%
Payroll and benefits	33.3%	32.7%	(0.6)%
Depreciation and amortization	1.1%	3.6%	2.5%
Other occupancy and operating	20.9%	22.6%	1.7%

Franchise:
Franchise and property revenues	$57.1	$51.6	$5.5
Franchise and property expenses	7.0	6.6	(0.4)
Segment SG&A	11.3	14.5	3.2
Segment depreciation and amortization	2.5	5.0	2.5
Segment income	45.0	42.8	2.2
Segment margin	54.3%	35.9%	18.4%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$0.8	$(13.2)
Segment CRM	—	(0.7)
Segment income	0.7	(4.6)

LAC

	Three Months Ended
	June 30,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	5.3%	9.4%
Franchise sales	$357.6	$323.7
Comparable sales growth
Company	—	5.8%
Franchise	(2.2)%	10.8%
System	(2.2)%	10.5%
NRG
Company	—	—
Franchise	26	27
System	26	27
Net Refranchisings	98	—
Restaurant counts at period end
Company	—	97
Franchise	1,424	1,158
System	1,424	1,255

	Three Months Ended		Variance
	June 30,		Favorable/
	2013	2012	(Unfavorable)
Company:
Company restaurant revenues	$—	$16.1	NM
CRM	—	2.8	NM
CRM %	—	17.4%	NM
Franchise:
Franchise and property revenues	$17.5	$16.2	$1.3
Franchise and property expenses	0.1	(0.2)	(0.3)
Segment SG&A	2.0	3.7	1.7
Segment depreciation and amortization	0.1	1.6	1.5
Segment income	15.5	17.1	(1.6)
Segment margin	88.6%	52.9%	35.7%
NM - not meaningful

FX Impact	Favorable / (Unfavorable)
Segment revenues	$0.1	$(2.3)
Segment CRM	—	(0.4)
Segment income	—	(0.3)

APAC

	Three Months Ended
	June 30,
Key Business Metrics	2013	2012
	Favorable / (Unfavorable)
Systemwide sales growth	7.4%	2.1%
Franchise sales	$369.9	$325.2
System comparable sales growth	3.9%	2.1%
System NRG	59	17
Net Refranchisings	—	22
Restaurant counts at period end
Company	3	41
Franchise	1,072	878
System	1,075	919

	Three Months Ended		Variance
	June 30,		Favorable/
	2013	2012	(Unfavorable)
Franchise:
Franchise and property revenues	$13.1	$11.8	$1.3
Franchise and property expenses	0.6	0.4	(0.2)
Segment SG&A	1.7	3.1	1.4
Segment depreciation and amortization	0.6	1.9	1.3
Segment income	11.4	11.0	0.4
Segment margin	82.6%	34.8%	47.8%

FX Impact	Favorable / (Unfavorable)
Segment revenues	$—	$(0.2)
Segment income	—	—

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Supplemental Disclosure

Other Operating Expenses (Income), net

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net (gains) losses on disposal of assets, restaurant closures and refranchisings	$(4.3)	$(8.7)	$0.3	$1.1
Litigation settlements and reserves, net	0.4	0.1	0.5	0.5
Foreign exchange net losses (gains)	2.3	(7.4)	5.6	(6.8)
Equity in net loss from unconsolidated affiliates	1.6	0.6	6.8	1.8
Other, net	0.3	(1.7)	1.3	(0.7)

Other operating expenses (income), net	$0.3	$(17.1)	$14.5	$(4.1)

Selling, general and administrative expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Selling expenses	$1.0	$13.4	$4.7	$30.1

Management general and administrative expenses	44.4	49.4	93.3	110.3
Share-based compensation and non-cash incentive compensation expense	3.2	1.2	5.9	3.5
Depreciation and amortization	3.1	4.3	5.4	8.7
Global portfolio realignment project costs	9.8	9.4	18.9	13.1
Business combination agreement expenses	—	18.1	—	25.1

Total general and administrative expenses	60.5	82.4	123.5	160.7

Selling, general and administrative expenses	$61.5	$95.8	$128.2	$190.8

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement its condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, net debt, TTM Adjusted EBITDA, net debt to TTM Adjusted EBITDA ratio, Organic revenue growth and Organic Adjusted EBITDA growth.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and loss on early extinguishment of debt and is used by management to measure operating performance of the business.

Adjusted EBITDA is defined as EBITDA excluding the impact of share-based compensation and non-cash incentive expense, other operating (income) expenses, net, and all other specifically identified costs associated with non-recurring projects, including global portfolio realignment project costs and Business Combination Agreement expenses. Share-based compensation and non-cash incentive compensation expense for the 2012 periods have been adjusted to be comparable to the 2013 presentation to reflect the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2012 cash bonus. Adjusted EBITDA is used by management to measure operating performance of the business, excluding specifically identified items that management believes do not directly reflect our core operations, and represents our measure of segment income.

Adjusted Net Income is defined as net income excluding the impact of those same items excluded from Adjusted EBITDA. Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the number of diluted shares of the Company during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the core operating performance of the business. Net debt to TTM Adjusted EBITDA ratio is used by management to evaluate the Company’s current and prospective financial position.

Organic revenue growth and Organic Adjusted EBITDA growth are non-GAAP measures that exclude both FX Impact and net refranchisings. Management believes that organic growth is an important metric for measuring the core operating performance of the business as it excludes the impact of our refranchising activities and foreign currency exchange rates.

BURGER KING WORLDWIDE, INC. AND SUBSIDIARIES

Organic growth in Revenue and Adjusted EBITDA for the

Three Months Ended June 30, 2013

(Unaudited)

					Refran.	Adjusted	Organic FX
	Actual		Q2 ‘13 vs. Q2 ‘12		Impact	Q2 ‘12	Impact (1)	Organic Growth
$ in millions	Q2 ‘13	Q2 ‘12	$	%	$	$	$	$	%
Calculation:		A	B		C	A+C=D	E	B-C-E=F	F/D
Revenue
North America	$164.1	$357.7	($193.6)	(54.1%)	($189.4)	$168.3	($0.3)	($3.9)	(2.3%)
EMEA	$82.9	$119.2	($36.3)	(30.5%)	($41.6)	$77.6	$0.2	$5.1	6.6%
LAC	$17.5	$32.3	($14.8)	(45.8%)	($15.3)	$17.0	($1.0)	$1.5	8.8%
APAC	$13.8	$31.6	($17.8)	(56.3%)	($18.3)	$13.3	($0.2)	$0.7	5.3%

Consolidated	$278.3	$540.8	($262.5)	(48.5%)	($264.6)	$276.2	($1.3)	$3.4	1.2%

Adjusted EBITDA
North America	$111.5	$129.4	($17.9)	(13.8%)	($10.2)	$119.2	($0.1)	($7.6)	(6.4%)
EMEA	$45.0	$42.8	$2.2	5.1%	($1.8)	$41.0	$0.2	$3.8	9.3%
LAC	$15.5	$17.1	($1.6)	(9.4%)	($1.7)	$15.4	($1.0)	$1.1	7.1%
APAC	$11.4	$11.0	$0.4	3.6%	$0.1	$11.1	($0.2)	$0.5	4.5%
Unallocated Management G&A	($20.9)	($27.4)	$6.5	(23.7%)	—	($27.4)	—	$6.5	(23.7%)

Consolidated	$162.5	$172.9	($10.4)	(6.0%)	($13.6)	$159.3	($1.1)	$4.3	2.7%

(1)	Organic FX Impact consists of FX impact adjusted for the change in currency between the currency in which the franchisees remit royalties and the local currency in which they operate.

Non-GAAP Financial Measures

Reconciliation of EBITDA and Adjusted EBITDA to Net Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
EBITDA and Adjusted EBITDA:	2013	2012	2013	2012
	(In millions)		(In millions)
U.S. and Canada	$111.5	$129.4	$212.7	$243.2
EMEA	45.0	42.8	87.3	75.6
LAC	15.5	17.1	30.6	33.0
APAC	11.4	11.0	21.8	18.8
Unallocated Management G&A	(20.9)	(27.4)	(44.9)	(53.6)

Adjusted EBITDA	162.5	172.9	307.5	317.0
Share-based compensation and non-cash incentive compensation expense (1)	3.2	1.2	5.9	3.5
Global portfolio realignment project costs (2)	9.8	9.4	18.9	13.1
Business combination agreement expenses (3)	—	18.1	—	25.1
Other operating expenses (income), net	0.3	(17.1)	14.5	(4.1)

EBITDA	149.2	161.3	268.2	279.4
Depreciation and amortization	16.0	33.4	32.6	67.4

Income from operations	133.2	127.9	235.6	212.0
Interest expense, net	50.0	57.2	99.1	116.3
Loss on early extinguishment of debt	—	7.7	—	11.2
Income tax expense	20.3	14.8	37.8	22.0

Net income	$62.9	$48.2	$98.7	$62.5

Non-GAAP Financial Measures

Reconciliation of Net Income to Adjusted Net Income

	Three Months Ended		Six Months Ended
Adjusted Net Income	June 30,	June 30,	June 30,	June 30,
	2013	2012	2013	2012
	(In millions, except per share data)
Net income	$62.9	$48.2	$98.7	$62.5
Income tax expense	20.3	14.8	37.8	22.0

Income before income taxes	83.2	63.0	136.5	84.5
Adjustments:
Franchise agreement amortization	5.0	5.1	10.2	10.3
Amortization of deferred financing costs and original issue discount	2.7	3.5	5.2	7.0
Loss on early extinguishment of debt	—	7.7	—	11.2
Other operating expenses (income), net	0.3	(17.1)	14.5	(4.1)
Global portfolio realignment project costs (2)	9.8	9.4	18.9	13.1
Business combination agreement expenses (3)	—	18.1	—	25.1

Total adjustments	17.8	26.7	48.8	62.6

Adjusted income before income taxes	101.0	89.7	185.3	147.1

Adjusted income tax expense (4)	26.6	28.4	50.8	46.0

Adjusted net income	$74.4	$61.3	$134.5	$101.1

Adjusted Diluted EPS	$0.21	$0.17	$0.38	$0.29

Diluted Weighted Average Shares	357.7	354.6	357.4	352.5

Non-GAAP Financial Measures

Reconciliation of Net Debt / TTM Adj. EBITDA

	As of
Net Debt to TTM Adjusted EBITDA	June 30,	December 31,
	2013	2012
	(In millions, except ratios)
Long term debt, net of current portion	$2,895.3	$2,905.1
Capital leases, net of current portion	80.8	88.4
Current portion of long term debt and capital leases	68.5	55.8

Total Debt	3,044.6	3,049.3

Cash and cash equivalents	654.1	546.7
Net debt	2,390.5	2,502.6
TTM adjusted EBITDA	642.6	652.1

Net debt / TTM adjusted EBITDA	3.7x	3.8x

Non-GAAP Financial Measures

Reconciliation of Net Income to TTM Adjusted EBITDA

	Twelve Months Ended
EBITDA and Adjusted EBITDA	June 30,	December 31,
	2013	2012
	(In millions)
Net income	$153.9	$117.7
Interest expense, net	206.6	223.8
Loss on early extinguishment of debt	23.0	34.2
Income tax expense	57.8	42.0
Depreciation and amortization	78.9	113.7

EBITDA	520.2	531.4
Adjustments:
Share-based compensation and non-cash incentive compensation expense (1)	12.6	10.2
Other operating expenses, net	71.9	53.3
Global portfolio realignment project costs (2)	36.0	30.2
Business combination agreement expenses (3)	1.9	27.0

Total adjustments	122.4	120.7

TTM Adjusted EBITDA	$642.6	$652.1

Non-GAAP Financial Measures

Footnotes to Reconciliation Tables

(1)	Represents share-based compensation expense associated with employee stock options for the periods indicated, also includes the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2013 and 2012 cash bonus, respectively.

(2)	Represents costs associated with an ongoing project to realign the Company’s global restaurant portfolio by refranchising Company-owned restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services.

(3)	Represents share-based compensation expense related to awards granted during the three months ended March 31, 2012 resulting from the increase in equity value of Burger King Worldwide Holdings, Inc. implied by the business combination agreement and professional fees and other transaction costs associated with the business combination agreement for the periods indicated.

(4)	Adjusted income tax expense for the periods indicated is calculated using the Company’s statutory tax rate in the jurisdiction in which the costs were incurred.